Exhibit 15.3

February 26, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 16F of Form 20-F dated February 26, 2016, of QIAGEN N.V. and are in agreement with the statements contained in paragraphs three and four therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Düsseldorf, Germany

/s/ Hendrik Hollweg	/s/ Tobias Schlebusch
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]